UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                           June 30, 2010

TACTICAL DIVERSIFIED FUTURES FUND L.P.
(Exact name of registrant as specified in its charter)

New York	000-50718	13-4224248
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (212) 296-1999

c/o Ceres Managed Futures LLC
55 East 59th Street - 10th Floor
New York, New York 10022
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The registrant does not have a board of directors.  The registrant’s general partner, Ceres Managed Futures LLC (“CMF”), is managed by a board of directors.

Effective June 30, 2010, Ms. Shelley Deavitt Ullman resigned as a Senior Vice President and a director of CMF.

Effective June 30, 2010, Mr. Raymond Nolte resigned as a director of CMF.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 30, 2010, the address of CMF is 522 Fifth Avenue, 14th Floor, New York, NY 10036.  On June 30, 2010, CMF filed with the Secretary of State of the State of New York a Certificate of Amendment to the Certificate of Limited Partnership for the registrant noting the change in address of CMF.

Item 8.01  Other Events

Effective June 30, 2010, the address of the registrant is 522 Fifth Avenue, 14th Floor, New York, NY 10036.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1(e)	Certificate of Amendment to the Certificate of Limited Partnership of Tactical Diversified Futures Fund L.P. dated June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTICAL DIVERSIFIED FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By  /s/ Walter Davis
Walter Davis
President and Director

By /s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer, Secretary
and Director
Date:  July 2, 2010